UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HC2 Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear HC2 Stockholders:

You are being asked to make a critical decision regarding the future of HC2. Percy Rockdale’s unwarranted, costly and distracting consent solicitation puts the future of HC2 in jeopardy and your investment at great risk. Rather than rely on facts, Percy Rockdale is pursuing a smear campaign against each and every member of your Board of Directors designed to mislead stockholders. Protecting the future of HC2 and your investment requires your support for your independent and highly qualified Board of Directors. As your Board of Directors, we respectfully submit that your current Board is the clear choice to deliver enhanced long-term stockholder value and ask for your continued support.

PERCY ROCKDALE’S NOMINEES ARE WOEFULLY UNQUALIFIED, LACK RELEVANT EXPERIENCE AND PUT THE FUTURE OF HC2 AND YOUR INVESTMENT AT GREAT RISK

Percy Rockdale’s decision to nominate a clearly unqualified slate in full replacement of your current Board highlights the utter lack of understanding this dissident has in how to create value at a public diversified holding company.

	Relevant Public Board Experience	Relevant Public C-Suite Experience	Relevant Industry Experience	Diversified HoldCo. Board Experience	Profession
Mike Gorzynski	NO	NO	NO	NO	Investment Mgmt. / Finance
George Brokaw		NO		NO	Investment Mgmt. / Finance
Kenneth Courtis		NO	NO	NO	Economist / Market Commentator
Robin Greenwood	NO	NO	NO	NO	MBA Professor
Liesl Hickey	NO	NO	NO	NO	Political Strategist
Jay Newman	NO	NO	NO	NO	Investment Mgmt. / Sovereign Debt

×	Michael Gorzynski lacks any of the relevant experience or expertise needed to oversee any public company, let alone a diversified holding company such as HC2, and has no track record of creating stockholder value

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×	George Brokaw lacks any public company management and industry experience relevant to HC2 and necessary to creating stockholder value

×	Kenneth Courtis’s lack of U.S. public company experience and relevant industry experience makes him an unsuitable candidate for HC2’s Board

×	Robin Greenwood has no professional experience outside of academia and lacks any track record of creating stockholder value

×	Liesl Hickey’s experience and expertise are completely unrelated to HC2 while having no track record of creating stockholder value

×	Jay Newman has never sat on a public company Board or held a public C-suite position

WE HAVE A TRULY INDEPENDENT BOARD ACCOUNTABLE TO ALL STOCKHOLDERS

In contrast to Percy Rockdale’s unqualified nominees, your Board of Directors possesses the necessary skillsets and experience that will continue to support HC2’s evolution and drive stockholder value. Your six directors – five of whom are independent – also hail from numerous geographic areas and professional backgrounds, and have served on the boards of world-class public companies, including other diversified holding companies.

	Relevant Public Board Experience	Relevant Public C-Suite Experience	Diversified HoldCo Board Experience	Independent Director	Date Appointed
Warren Gfeller	YES	YES	YES	YES	Jun. 2016
Wayne Barr, Jr.	YES	YES	YES	YES	Jan. 2014
Philip Falcone	YES	YES	YES		Jan. 2014
Robert Leffler, Jr.	YES		YES	YES	Sep. 2014
Lee Hillman	YES	YES	YES	YES	Jun. 2016
Julie Springer		YES		YES	Feb. 2020

✓	Warren Gfeller’s distinguished professional career started in public accounting and includes leadership and C-suite experience in the energy, consumer, banking and insurance sectors. His undisputed track record and leadership experience, along with deep industry experience, makes him a valued member and a uniquely qualified Chairman of the Board.

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o	Mr. Gfeller’s experience includes being the Lead Independent Director and Chairman of the Compensation Committee for Crestwood Equity Partners, former independent director of diversified holding company Zapata, and former Chairman of Duckwall Stores.

✓	Wayne Barr began his professional career in private law practice and brings leadership and operational experience at a variety of telecommunications companies. He has a proven and successful track record in managing and governing diversified holding companies.

o	Mr. Barr’s experience includes being the current CEO of CCUR Holdings, serving as a director of Alaska Communications, as well as extensive experience as an independent director of several public company boards.

✓	Philip Falcone is the primary visionary and architect of HC2, and brings leadership and operational expertise to the diversified holding company he built. He led the acquisition of HC2 when it was just a single, loss-generating, held-for-sale business.

o	Over the last six years, Mr. Falcone built HC2 into a well-positioned, diversified holding company with seven major segments across multiple industries. Mr. Falcone previously founded HRG Group, now Spectrum Brands.

✓	Robert Leffler’s professional career has focused primarily in the advertising and media industries and continues today providing clients with lifelong operational expertise in these industries. He provides HC2 with deep experience across multiple sectors and carries an extensive track record of creating stockholder value.

o	Mr. Leffler’s experience includes diversified holding company experience at both Harbinger Group and Zapata as well as 30 years of broadcasting experience.

✓	Lee Hillman is an accomplished businessman leading a variety of companies as CEO and other operational roles during his professional career. He has a proven track record of oversight in complex businesses to deliver long-term profitability and value for stockholders, including previous service on nine public company boards.

o	Mr. Hillman’s experience includes being the Chairman of RCN Corporation (Cable / Telecom), the Lead Independent Director of Lawson Products, Inc. and the Audit Committee Chair of Business Development Corporation of America.

✓	Julie Springer’s professional credentials include frontline experiences in marketing and communications, currently leading these efforts on behalf of a multinational Fortune 500 company.

o	Ms. Springer offers unique marketing and communications expertise, and brings fresh perspectives to the Board during a pivotal period.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

Your Board of Directors has a consistent track record of stockholder accountability, including:

•	appointing a preferred stockholder nominee, Lee Hillman, to your Board of Directors

•	appointing a female board member, Julie Springer, to your Board of Directors

•	adopting a majority voting standard to elect directors in uncontested elections

•	adopting a majority voting standard to amend our charter and by-laws

•	holding annual director elections without a classified Board structure

Unfortunately, by failing to constructively engage with your Board of Directors and making its director candidates unavailable for our well-established nominee evaluation process, Percy Rockdale has purposefully ignored the above and demonstrated a desire to play by its own rules, which blatantly disregards you, our stockholders.

Percy Rockdale has repeatedly made baseless and speculative comments about your Board of Directors in an attempt to smear their reputations.

Stockholders should ignore Percy Rockdale’s attempts to distort the facts.

Sadly, Percy Rockdale continues to shade the truth and demonstrates a lack of understanding of HC2’s business and corporate governance.

The Facts:

✓	Five of HC2’s six directors are independent based on standards established by the New York Stock Exchange.

✓	Each of the Nominating & Corporate Governance Committee, Compensation Committee and Audit Committee is composed solely of independent directors.

✓	Four of the independent directors have no prior relationship with HC2’s executive management team as defined by well-established market standards and definitions of independence, no matter what Percy Rockdale may insinuate.

Mr. Gfeller has served as an independent director of HC2 since June 2016. In addition to his unquestioned independence, he brings diversified experience and expertise across the energy, consumer, banking and insurance sectors, C-Suite operating and financial experience, and deep public company board experience. By any rational measure, Mr. Gfeller is not only uniquely qualified to serve as Chairman, but represents all HC2 stockholders with independence and objectivity.

Earlier this year, we enhanced our Board of Directors by welcoming Julie Springer as the newest independent director. Beginning in early 2019, well prior to the arrival of Percy Rockdale in late December 2019, our 100% independent Nominating and Governance Committee conducted a thorough and robust search process to identify Ms. Springer—a new, independent and highly qualified director—who not only possesses the requisite skill set to complement her fellow directors, but also enhances Board diversity. Percy Rockdale has the audacity to question what contributions Ms. Springer makes to our Board of Directors, when Ms. Springer has more directly relevant experience than any one of the Percy Rockdale nominees. The Nominating and Governance Committee had been looking for a qualified candidate with deep marketing expertise and believes that adding a proven leader in marketing and branding like Ms. Springer will help HC2 better communicate our long-term strategy of evolving into a growth and innovation story.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

HC2’s incumbent directors possess extensive experience in energy, telecommunications, restructuring, leveraged finance, distressed debt, media and consumer marketing. Additionally, five of our directors have public company board experience and four have served as executive officers of public companies. Your highly qualified directors were carefully selected to provide the right mix of skills and experience to oversee the successful execution of HC2’s strategic plan.

THE CHOICE IS CLEAR

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD

Your Board of Directors unanimously recommends that stockholders sign, date and promptly return the enclosed WHITE Consent Revocation Card and mark the “REVOKE MY CONSENT” boxes to oppose each of Percy Rockdale’s proposals and support HC2’s independent, experienced and highly qualified directors. Please do not return or otherwise vote any green consent card sent to you by Percy Rockdale—even as a protest vote against Percy Rockdale.

No matter how many or how few shares you own, your revocation of consent is extremely important to ensuring HC2 can carry out its strategic objective of creating near-term value and driving even higher returns over the long term for all of our stockholders. Please act today and make your voice heard regarding the future of HC2.

If you have any questions or need assistance in voting your shares, please contact our soliciting agent, Okapi Partners. Stockholders may call Okapi at (877) 629-6355. Banks and brokerage firms may call Okapi at (212) 297-0720. Stockholders, banks and brokerage firms may also contact Okapi via email at HC2consent@okapipartners.com.

We believe that HC2’s highly qualified and experienced Board of Directors is best positioned to oversee the continued successful execution of HC2’s strategy and to deliver substantial value to all of our stockholders. On behalf of our management team, we thank you for your continued support, interest and investment in HC2, and respectfully ask that you reject Percy Rockdale’s efforts to usurp control of HC2 and revoke your consent.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

Sincerely,

The HC2 Board of Directors

Warren H. Gfeller, Chairman	Wayne Barr, Jr.	Philip A. Falcone, President and CEO

Robert V. Leffler, Jr.	Lee Hillman	Julie Totman Springer

If you have any questions or need assistance voting contact:

1212 Avenue of the Americas

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll Free: (877) 629-6355

Email: info@okapipartners.com

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

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Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. The forward-looking statements in this communication include, without limitation, any statements regarding our expectations regarding building stockholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2's remaining corporate debt, any statements regarding HC2’s expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2’s leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2’s Broadcasting and Energy businesses and unlocking value at HC2’s Life Sciences segment. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (the “SEC”), including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and its subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2’s common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

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You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations

Garrett Edson

ir@hc2.com

(212) 235-2691